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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
             --------------------------------------------------

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

             Date of Earliest Event Reported: September 21, 1999


                                 USANA, INC.
           (Exact name of registrant as specified in its charter)


           Utah                 0-21116                     87-0500306
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


                       3838 West Parkway Boulevard
                       Salt Lake City, Utah 84120
              --------------------------------------------
                (Address of Principal Executive Offices)


                             (801) 954-7100
            (Issuer's Telephone Number, Including Area Code)



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Item 5.  Other Events


         On September 21, 1999, the Company announced that it had completed the repurchase of 2,650,000 shares of its common stock from Gull Holdings, Ltd., in a privately negotiated transaction. An earlier purchase of 300,000 was made on May 24, 1999, pursuant to an agreement entered into on April 28, 1999. The series of related transactions reduced the ownership of Gull Holdings, Ltd. from 58.2% to 45.9% of the issued and outstanding capital stock of the Company. Gull Holdings, Ltd. is an Isle of Man company owned and controlled by Myron W. Wentz, Ph.D., the founder, Chairman, President and CEO of the Company. The aggregate purchase price of the 2.65 million shares was $20,935,000 and was financed by existing cash balances and borrowings of approximately $18 million under a new credit agreement with Bank of America in the form of a $10 million term loan and a $15 million revolving line of credit. The revolving line replaces a revolving credit facility with the same institution that made $10 million available to the Company. The Company expects to retire debt related to this transaction by the end of fiscal 2001.

         The press release concerning this transaction is attached to this Report as an exhibit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

10.7     Redemption Agreement dated July 30, 1999
10.8     Term Note dated September 20, 1999
10.9     Revolving Note dated September 20, 1999
10.10    Credit  Agreement  dated  September  20, 1999
99.1     Press  Release dated September 21, 1999.


                                       1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     USANA, INC.


                           By: /s/ Gilbert A. Fuller
                              ------------------------------------------
                              Gilbert A. Fuller, Senior Vice President and
                              Chief Financial Officer






Dated: September 22, 1999



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               EXHIBIT INDEX

Exhibit
   No.                Description
 ----------           ------------------------------------



10.7                     Redemption Agreement dated July 30, 1999
10.8                     Term Note dated September 20, 1999
10.9                     Revolving Note dated September 20, 1999
10.10                    Credit  Agreement  dated  September  20, 1999
99.1                     Press  Release dated September 21, 1999.